UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 7, 2006
ROCK-TENN COMPANY
(Exact name of registrant as specified in its charter)

Georgia	0-23340	62-0342590

(State of Incorporation)	Commission File Number	(IRS employer identification no.)

504 Thrasher Street, Norcross, Georgia	30071

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (770) 448-2193
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
Employment Agreement with James A. Rubright
     On February 7, 2006, Rock-Tenn Company (the “Company”) entered into an employment agreement with its Chairman and Chief Executive Officer, James A. Rubright concerning his employment as the Company’s Chief Executive Officer (“CEO”).
     Pursuant to his employment agreement, Mr. Rubright’s base pay will continue as in effect as of February 6, 2006, subject to annual review and periodic increases (but not decreases) in accordance with the Company’s customary practices for its senior executives. In addition, Mr. Rubright will continue to participate in all bonus, option, stock, insurance and other employee benefit and welfare plans, programs and policies maintained by the Company and in which Mr. Rubright is eligible by their terms to participate. Mr. Rubright’s participation relative to other senior officers as a class will continue to be at a level that is commensurate with his position as CEO and, to the extent that the level of participation is measured by performance criteria, at such level as reflects both Mr. Rubright’s position and achievement of the relevant performance criteria.
     The Company may terminate Mr. Rubright’s employment at any time, and Mr. Rubright may resign at any time. Mr. Rubright is entitled to certain rights and benefits upon termination if:
•	the Company terminates his employment before his 65th birthday other than for Cause (as defined below) or as a consequence of Mr. Rubright’s death or his becoming “totally disabled” (within the meaning of the Company’s group long term disability benefit);

•	Mr. Rubright resigns his employment after the occurrence of one of the following, subject to notice by Mr. Rubright and an ability to cure by the Company (an “Adverse Change”):
•	the assignment to him of any duties or responsibilities that are inconsistent with his position as CEO;

•	the failure of the Company to provide Mr. Rubright his base pay or the benefits described above; or

•	a reduction of his retirement program or benefit;
•	Mr. Rubright resigns his employment upon the occurrence of one of the following after a Change in Control (as defined in the employment agreement) (any such occurrence after a Change of Control or an Adverse Change, “Good Reason”):
•	the Company or its ultimate surviving parent either reduces Mr. Rubright’s salary, retirement program or benefit, or fails to provide to Mr. Rubright a bonus or long-term incentive compensation opportunity that is at least as favorable to Mr. Rubright as the average of the three highest bonus or long-term incentive compensation opportunities that were in effect for Mr. Rubright for the five most recent Company fiscal years before the fiscal year in which the Change of Control occurs;

•	the Company or its ultimate surviving parent reduces or diminishes Mr. Rubright’s duties, responsibilities, status, chain of persons reporting to him, staff assistance or office space from those that Mr. Rubright enjoys and define his position as CEO of the Company immediately before the Change in Control;

•	the Company or its ultimate surviving parent transfers Mr. Rubright to a location requiring a change in Mr. Rubright’s residence or a material increase in the amount of travel normally required of Mr. Rubright in connection with his employment;

•	the Company or its ultimate surviving parent fails to continue to provide to Mr. Rubright health and welfare benefits, and deferred compensation, that are in the aggregate comparable to those provided to Mr. Rubright immediately before the Change in Control; or

•	if the Change in Control results in the Company not being and thereafter continuing as the ultimate surviving parent entity resulting from the Change in Control transaction, the failure of Mr. Rubright to be named as and become (upon or promptly following the consummation of the transaction) the CEO of the ultimate surviving parent with duties and responsibilities the same as or substantially equivalent to those he enjoys and that define his position and status with the Company immediately before the Change in Control.
     The rights and benefits upon termination, in connection with the foregoing circumstances described in the immediately preceding paragraph, will include (i) within 30 days of termination, a lump sum payment in cash in the amount of three times Executive’s Earnings (as defined in the employment agreement and which include base pay, bonuses and the value of stock options, restricted stock and other long-term incentive compensation), except where Mr. Rubright’s employment is terminated less than 36 months before his 65th birthday, in which case the amount of the lump sum will be reduced according to the months remaining before his 65th birthday, (ii) within 30 days of termination, a retirement benefit in the form of cash lump sum in an amount equal to the excess (A) of the amount that would be required to be paid to Mr. Rubright as a SERP III Benefit under the Company Supplemental Executive Retirement Plan (the “SERP”), if the date of his termination was Mr. Rubright’s Employment Termination Date under the SERP and a Change of Control had occurred under the SERP and the date of such Change of Control was the date of Mr. Rubright’s termination, over (B) the amount that is required to be paid to Mr. Rubright as a SERP III Benefit under the SERP as of Mr. Rubright’s Termination (capitalized terms are within the meaning of the SERP), (iii) continued coverage for Mr. Rubright and his eligible dependents in all employee health, medical and life insurance plans of the Company for 36 months following the termination or until Mr. Rubright’s 65th birthday, whichever is sooner, substantially equivalent to those insurance benefits in effect before termination, (iv) all of Mr. Rubright’s then unvested rights under the Company 2004 Incentive Stock Plan will vest, and Mr. Rubright will continue to be treated as a participant in the Company’s 2005 Shareholder Value Creation Incentive Plan as though he remained an employee, and he will receive on the first payment date payment in full of all amounts payable to him under such plan and (v) continued participation in other benefit plans in which Mr. Rubright currently participates or which are available to executive personnel.
     Pursuant to the employment agreement, the Company will have no obligation to provide to Mr. Rubright the rights and benefits described in the preceding paragraph after Mr. Rubright’s 65th birthday or upon the occurrence of any of the following events: (i) the Company terminates Mr. Rubright’s employment for Cause, i.e., (x) conviction of a felony, (y) gross neglect by Mr. Rubright of his duties as CEO that continues uncured for 60 days after receipt of written notice thereof or (z) willful gross misconduct by Mr. Rubright in the performance of his duties as the CEO that remains uncured for 60 days after receipt of written notice thereof, (ii) the Company terminates Mr. Rubright’s employment because he is “totally disabled,” (iii) Mr. Rubright does not, promptly after termination of his employment and upon receiving a written request to do so, resign as a director and/or officer of the Company and of each subsidiary and affiliate of the Company of which Mr. Rubright is then serving as a director and/or officer or (iv) Mr. Rubright resigns his employment without Good Reason.
     Mr. Rubright also will be entitled to receive certain additional Gross-Up Payments (as defined in the employment agreement) to cover any excise tax imposed by Section 4999 of the Internal Revenue Code on any payment or benefit received or to be received by Mr. Rubright.
     In the employment agreement, Mr. Rubright has agreed that during his employment and for three years following the date of termination of his employment or his resignation for any reason, he will not knowingly, without the prior written consent of the Company, disclose to any person, firm or corporation any material confidential information of the Company or its subsidiaries that is now known to Mr. Rubright or that hereafter may become known to Mr. Rubright as a result of his employment or association with the Company and that would be helpful to a competitor. Mr. Rubright has also agreed that, for a period of three years following the date of termination of his employment or his resignation for any reason, he will not induce, either directly or indirectly, any salaried employee of the Company or any of its subsidiaries to terminate his or her employment, and he will not call on or solicit for the purpose of competing with the Company or its subsidiaries any customers of the Company or its subsidiaries. Mr. Rubright further has agreed that, for a period of three years following the date of termination of his employment or his resignation for any reason (or until his 65th birthday, if shorter), (i) he will not assume or perform any responsibilities and duties that are substantially the same as those he performs for the Company for or on behalf of any other corporation, partnership, venture or other business entity that engages in the Company’s business in the United States and (ii) he will furnish such information and render such assistance and cooperation as reasonably may be requested in connection with any litigation or legal proceedings concerning the Company or any of its subsidiaries (other than any legal proceedings concerning Mr. Rubright’s employment), in connection with such cooperation, the Company will pay or reimburse Mr. Rubright for reasonable expenses. In the event of a breach by Mr. Rubright of such covenants, the Company will have the right to an injunction or other equitable relief in any court of competent jurisdiction enjoining any such breach, in addition to pursuing any other rights and remedies at law or in equity that the Company may have.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 13, 2006

ROCK-TENN COMPANY
By:	/s/ Steven C. Voorhees
Name:	Steven C. Voorhees
Title:	Executive Vice President and Chief Financial Officer